Exhibit 10.54(a)

GRANITE BROADCASTING CORPORATION

FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

RECITALS

This FIRST AMENDMENT (this “Amendment”) is dated as of March 5, 2003, and entered into by and among GRANITE BROADCASTING CORPORATION, a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as agent for the Lenders (in such capacity, the “Administrative Agent”), as sole lead arranger and book runner and as Collateral Agent (in such capacity, the “Collateral Agent”), and for purposes of Section IV hereof, the Loan Parties (as defined in the Credit Agreement described below) listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Credit Agreement, dated as of April 30, 2002, by and among the Borrower, the Lenders listed therein, the Administrative Agent and the Collateral Agent (the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Collateral Agent, the Lenders and the Borrower have agreed as follows:

SECTION I.  AMENDMENTS TO THE CREDIT AGREEMENT

A.                                    Section 5.1  Minimum Net Revenue.   Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the reference to “$36,000,000” in the column labeled “Tranche B Loan Parties” for the twelve-month period ending 12/31/03 and substituting therefor “$30,400,000”; and (ii) deleting the reference to “$36,900,000” in the column labeled “Tranche B Loan Parties” for the twelve-month period ending 03/31/04 and substituting therefor “$30,600,000”.

B.                                    Section 5.2  Minimum Adjusted Broadcast Cash Flow.   Section 5.2 of the Credit Agreement is hereby amended by (i) deleting the reference to “$(1,400,000)” in the column labeled “Tranche B Loan Parties” for the twelve- month period ending 12/31/03 and substituting therefor “$(3,800,000)”; and (ii) deleting the reference to “$(1,400,000)” in the column labeled “Tranche B Loan Parties” for the twelve- month period ending 03/31/04 and substituting therefor “$(4,100,000)”.

C.                                    Section 5.5  Maximum Capital Expenditures.   Section 5.5 of the Credit Agreement is hereby amended by deleting the references to “$2,000,000” in the column labeled

“Consolidated” for each of the three-month periods ending 06/30/03, 9/30/03 and 12/31/03 and substituting therefor “$7,300,000”, “$1,500,000”, and “$200,000”, respectively.

SECTION II.  CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a)                                  On or before the First Amendment Effective Date, the Borrower shall deliver to the Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each unless noted, dated the First Amendment Effective Date:

1.                       A certificate of its officer attaching a copy of all amendments to its Certificate of Incorporation or Bylaws since April 30, 2002 or stating there have been none;

2.                       Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

3.                       Signature and incumbency certificates of its officer executing this Amendment.

(b)                                  On or before the First Amendment Effective Date, the Administrative Agent shall have received executed counterparts hereof from the Borrower, the Loan Parties listed on the signature pages hereto, Requisite Tranche B Lenders and Requisite Lenders.

(c)                                  On or before the First Amendment Effective Date, (i) the Borrower shall deliver an amendment fee to the Administrative Agent, for distribution to each of the Lenders executing and delivering this Amendment to the Administrative Agent on or prior to March 18, 2003 (which date may be extended by the Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld)(each such Lender, a “Consenting Lender”), equal to, with respect to each Consenting Lender, (1) $350,000 multiplied by (2) such Consenting Lender’s Ratable Portion of the Facilities; (ii) the Borrower shall have paid all outstanding fees and expenses required to be paid pursuant to Section V(b) hereof; and (iii) the Borrower shall have paid all other fees separately agreed to by the Borrower and any Agent which are due and payable on or prior to the First Amendment Effective Date.

SECTION III.  BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

(a)                                  Authorization, Validity, and Enforceability of this Amendment.  The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform the Credit Agreement as amended by this Amendment (the “Amended Agreement”).  The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders if necessary) to authorize its execution and delivery of this Amendment and the performance of the Amended Agreement.  This Amendment has been duly executed and delivered by the Borrower, and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Borrower’s execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries by reason of the terms of (i) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (ii) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (iii) the certificate or articles of incorporation or bylaws of the Borrower or any of its Subsidiaries.

(b)                                  Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other person is necessary or required in connection with the execution and delivery of this Amendment or performance by, or enforcement against, the Borrower or any of its Subsidiaries of the Amended Agreement.

(c)                                  Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Article IV of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d)                                  Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

SECTION IV.  ACKNOWLEDGEMENT AND CONSENT

Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment.  Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Obligations now or hereafter existing under or in respect of the Credit Agreement.  Each Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Loan Party (other than the Borrower)

acknowledges and agrees that (a) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Amendment and (b) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future consents or waivers to the Credit Agreement.

SECTION V.  MISCELLANEOUS

(a)                                  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                     On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)                  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

(b)                                  Fees and Expenses.  Borrower acknowledges that all costs, fees and expenses as described in subsection 11.4 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.  Borrower shall concurrently with the execution and delivery of this Amendment pay all accrued and unpaid fees of O’Melveny & Myers LLP, counsel to Administrative Agent, including all fees and expenses incurred in connection with this Amendment.

(c)                                  Captions.  The captions contained in this Amendment are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

(d)                                  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts, and by the Administrative Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same amendment; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANITE BROADCASTING CORPORATION

By:
Title:	Chief Financial officer

LOAN PARTIES:

Channel 11 License, Inc.
Granite Response Television, Inc.
KBJR, Inc.
KBJR License, Inc.
KBWB, Inc.
KBWB License, Inc.
KSEE License, Inc.
KSEE Television, Inc.
Queen City Broadcasting of New York, Inc.
WEEK-TV License, Inc.
WKBW-TV License, Inc.
WPTA-TV, Inc.
WPTA-TV License, Inc.
WTVH License, Inc.
WXON, Inc.
WXON License, Inc.

By:
Title:	Vice President

WTVH, LLC

BY: Granite Broadcasting Corporation as Sole Member of WTVH, LLC

By:
Title:	Chief Financial Office

Signature Page to First Amendment

LENDERS:

GOLDMAN SACHS CREDIT PARTNERS L.P., individually and as Administrative Agent and as Collateral Agent

By:
Title:

Signature Page to First Amendment